EXHIBIT 5(a)

               Form of Single Premium Variable Annuity application (52971 11/96)

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              Single Premium Deferred Variable Annuity Application
                                VARIABLE ANNUITY
            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK
                         HOME OFFICE: NEW YORK, NEW YORK
                          Make Check Payable to AI LIFE

Mail To:                                          Overnight Deliver To:
AILIFE                              Or            AILIFE Box 7364
P.O. Box 7247-7364                                c/o Citibank
Philadelphia, PA  19170-7364                      One Penn's Way
                                                  New Castle, DE  19720
                                                  Attn:  Wholesale Lockbox Dept.
1.    ANNUITANT:

     A.   Print Full Name:
     B.    ______________________________________________________________
                               first         middle        last
     C.   Address:
                --------------------------------------------------------------
                           street       city          state            zip

     C.  Soc. Sec. #/Tax I.D.# _______/_______/_______  D. Sex  ___M   ____F

     E.  Citizenship: ___U.S.  ___ Other _____________  F. Birthdate: _________
                                          country                month/day/year

1.    CONTRACT OWNER: (if different from annuitant)

     A.   Print Full Name:
                            ---------------------------------------------------
                                    first            middle         last
     B.   Address:
                    -----------------------------------------------------------
                           street            city        state            zip

     C.  Soc. Sec. #/Tax I.D.# _______/_______/_______   D. Sex  ___M   ____F

     E.  Citizenship: ___U.S.  ___ Other _____________   F. Birthdate: ________
                                         country                 month/day/year

1.    CONTINGENT OWNER: (spouse only)

     A.   Print Full Name:
                  -------------------------------------------------------------
                                    first            middle              last
     B.   Address:
                  -------------------------------------------------------------
                           street          city        state            zip

     C.   Soc. Sec. #/Tax I.D.# _______/_______/_______


1.    BENEFICIARY:

     A. Primary:                                  B.  Contingent:

     Name                                   Name
     ----------------------------   ------------------------------------
     ----------------------------   ------------------------------------
     ----------------------------   ------------------------------------

5.   TYPE OF ANNUITY CONTRACT       _____ Non-Qualified       ____ Qualified
                            IRA ____ Qualified-403(b)

6. WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE EXISTING ANNUITIES OR LIFE INSURANCE? ______ YES _____ NO

     If yes, explain _________________________________________________________

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     52971             Continued on reverse side   Single Premium Revised 11/96



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7.    PREMIUMS:
     A.   Single Premium of: $ _______

          Does this premium qualify as a 1035 exchange: ____Yes _____No If an exchange is involved, indicate cost basis:
         Pre-Tefra (prior to 8-14-82)   $ _____________________________
         Post-Tefra (on or after 8-14-82) $___________________________

6.    PURCHASE PAYMENTS ARE TO BE ALLOCATED AS FOLLOWS:

AIM V.I.                   Fidelity VIP              Dreyfus
Capital Appreciation Fund  High Income               Stock Index
International Equity Fund  Growth                    Small Company Stock
                           Money Market
Alliance                                             Van Eck
Global Bond                Fidelity VIP II           Worldwide Hard Assets
Growth                     Asset Manager             Worldwide Emerging Markets
Growth & Income            Contrafund
Premier Growth             Inv. Grade Bond
Quasar
Technology

Total: 100% (no fractional percentages and must be either 0% or a number equal to or greater than 10%)

7.    ANNUITY DATE AND PAYMENT OPTION:

     Unless otherwise indicated the Annuity Date is the first day of the calendar month following the later of the Annuitant's 85th birthday or the 10th contract anniversary, or such earlier date as may be set by applicable law. (May be changed on 30 days prior written notice.) The annuity payment option will be life income with 10 years of payments guaranteed unless otherwise indicated.

In applying for an IRA, the Purchase Payment will be allocated to the Money Market Portfolio for fifteen days and then reallocated as specified in Section #8. Receipt of an IRA Disclosure Statement is hereby acknowledged.

In applying for a 403(b) Plan, I understand the restrictions on redemptions imposed by Section 403(b)(11) and the investment alternatives available under my employer's 403(b) Plan.

I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY AND FUND PROSPECTUS AND/OR SUPPLEMENT IS HEREBY ACKNOWLEDGED.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company.

____ Please send me a copy of the Statement of Additional Information

Signed at _________________________________________  On _______________
            city               state                         date

----------------------------------  ------------------------------------
Signature of Annuitant              Signature of Owner if other than Annuitant

Agent: Do you have any reason to believe the Contract applied for is to replace or change existing Annuities or Insurance on the life of the Annuitant:
____ YES  ____ NO

-----------------------------------  ------------------------------------
Printed Name of Registered Rep.Code   Printed Name of Broker/Dealer Code

-----------------------------------  ------------------------------------
Signature of Registered Rep. Tel No.  Address of Broker/Dealer    Tel. No.